Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 160 to the Registration Statement (Form N-1A, No. 2-89729) of Morgan Stanley Institutional Fund Trust and to the incorporation by reference of our reports, dated November 22, 2016 on the Core Plus Fixed Income Portfolio, the Corporate Bond Portfolio, the Global Multi-Asset Income Portfolio, the Global Strategist Portfolio, the High Yield Portfolio, the Mid Cap Growth Portfolio, the Short Duration Income Portfolio, the Strategic Income Portfolio, and the Ultra-Short Income Portfolio (nine of the portfolios comprising the Morgan Stanley Institutional Fund Trust) included in the Annual Reports to Shareholders for the fiscal year ended September 30, 2016.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 27, 2017